Exhibit 99

News Release

Contact:	Tim Paynter (Media)
703-280-2720
timothy.paynter@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports First Quarter 2018 Financial Results

•	Q1 Sales Increase 5 Percent to $6.7 Billion

•	Q1 EPS Increase 14 Percent to $4.21

•	2018 EPS Guidance Increased to $15.40 to $15.65

FALLS CHURCH, Va. – April 25, 2018 – Northrop Grumman Corporation (NYSE: NOC) reported first quarter 2018 sales increased 5 percent to $6.7 billion from $6.4 billion in the first quarter of 2017. First quarter 2018 net earnings increased 14 percent to $739 million, or $4.21 per diluted share, compared with $650 million, or $3.69 per diluted share, in the prior year period.
“Our strong first quarter financial results reflect our continued focus on delivering long-term profitable growth for our shareholders, customers and employees. All three of our businesses generated solid results. Based on our first quarter results we are raising our guidance for earnings per share," said Wes Bush, chairman and chief executive officer.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2018 Financial Results	2

Table 1 — Consolidated Operating Results Highlights

	First Quarter
($ in millions, except per share amounts)	2018	2017
Sales	$6,735	$6,410
Segment operating income[1]	762	741
Segment operating margin rate[1]	11.3%	11.6%
Net FAS (service)/CAS pension adjustment	127	154
Unallocated corporate expenses and other	(35)	(33)
Operating income	854	862
Operating margin rate	12.7%	13.4%
Interest expense	(143)	(75)
Net FAS (non-service) pension benefit (expense)	120	(18)
Other, net	40	19
Earnings before income taxes	871	788
Federal and foreign income tax expense	(132)	(138)
Effective income tax rate	15.2%	17.5%
Net earnings	$739	$650
Diluted EPS	4.21	3.69

Weighted average shares outstanding — Basic	174.3	174.8
Dilutive effect of share-based awards	1.1	1.3
Weighted average shares outstanding — Diluted	175.4	176.1

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
The company's first quarter 2018 results reflect the adoption of Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and Accounting Standards Update (ASU) No. 2017-07, Compensation Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, using the full retrospective method. Schedules 4 and 5 at the end of this release present comparable prior period consolidated and segment financial information recast to reflect the adoption of these standards.
First quarter 2018 sales increased 5 percent, due to higher sales in Aerospace Systems and Mission Systems, partially offset by lower sales at Technology Services. First quarter segment operating income increased 3 percent due to higher sales. Segment operating margin rate declined to 11.3 percent due to a lower margin rate at Aerospace Systems. First quarter operating income and margin rate declined to $854 million and 12.7 percent, respectively, compared with $862 million and 13.4 percent in the prior year period, primarily due to a $27 million decrease in net FAS (service)/CAS pension adjustment, partially offset by a $21 million increase in segment operating income.
First quarter interest expense increased $68 million. Other, net increased $21 million due to a $31 million increase in interest income. These changes reflect the company's issuance in October 2017 of $8.25 billion of debt to finance its pending acquisition of Orbital ATK.
The company's first quarter effective tax rate declined to 15.2 percent from 17.5 percent in the prior year period. The lower tax rate reflects the benefit of the Tax Cuts and Jobs Act of 2017, which reduced the federal statutory tax rate to 21 percent from 35 percent. First quarter 2018 tax benefits for research credits were comparable to the prior year period, and excess tax benefits related to employee share-based compensation totaled $26 million in the first quarter of 2018 compared with $47 million in the first quarter of 2017. The first quarter of 2017 also benefited from several other discrete items.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2018 Financial Results	3

Table 2 — Cash Flow Highlights

	First Quarter
($ millions)	2018	2017
Net cash used in operating activities	$(237)	$(439)
Less: capital expenditures	(305)	(216)
Free cash flow[1]	$(542)	$(655)

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
First quarter 2018 cash used in operating activities totaled $237 million compared with $439 million used in the prior year period. After capital expenditures of $305 million, first quarter 2018 free cash flow1 was a use of $542 million.
Table 3 — Segment Operating Results

	First Quarter
($ millions)	2018	2017	Change
Sales
Aerospace Systems	$3,280	$2,984	10%
Mission Systems	2,883	2,800	3%
Technology Services	1,144	1,190	(4%)
Intersegment eliminations	(572)	(564)
	6,735	6,410	5%
Segment operating income[1]
Aerospace Systems	341	323	6%
Mission Systems	371	359	3%
Technology Services	122	129	(5%)
Intersegment eliminations	(72)	(70)
Segment operating income[1,2]	762	741	3%
Segment operating margin rate[1]	11.3%	11.6%	(30) bps

[1]	Non-GAAP measure — see definitions at the end of this earnings release.
[2]	Refer to Table 1 for reconciliation to operating income.
Aerospace Systems

	First Quarter
($ in millions)	2018	2017	Change
Sales	$3,280	$2,984	10%
Operating income	341	323	6%
Operating margin rate	10.4%	10.8%
Aerospace Systems first quarter 2018 sales increased 10 percent, principally due to higher Manned Aircraft sales. Higher volume for restricted activities and the F-35 and E-2D programs were the primary drivers of increased Manned Aircraft volume. Autonomous Systems and Space Systems sales were slightly higher than the prior year period. Autonomous Systems sales included higher volume on the Fire Scout and Triton programs, partially offset by lower Global Hawk volume. Space sales included higher restricted and Ground Based Strategic Deterrent volume, partially offset by lower intercompany, James Webb Space Telescope and Advanced Extremely High Frequency payload volume.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2018 Financial Results	4

Aerospace Systems first quarter 2018 operating income increased 6 percent due to higher sales, and operating margin rate declined to 10.4 percent primarily due to a non-programmatic benefit recognized during the first quarter of 2017 and higher volume on early phase development programs in 2018.
Mission Systems

	First Quarter
($ in millions)	2018	2017	Change
Sales	$2,883	$2,800	3%
Operating income	371	359	3%
Operating margin rate	12.9%	12.8%
Mission Systems first quarter 2018 sales increased 3 percent principally due to higher volume for Sensors and Processing programs, partially offset by lower volume for Cyber and ISR programs. Higher Sensors and Processing sales are primarily due to higher volume on electro-optical/infrared self-protection and targeting programs, F-35 sensors, and restricted programs. Lower volume for Cyber and ISR reflects lower volume on restricted ISR activities. Advanced Capabilities sales were comparable to the prior year period.
Mission Systems first quarter 2018 operating income increased 3 percent, consistent with higher sales, and operating margin rate was comparable to the prior year period.
Technology Services

	First Quarter
($ in millions)	2018	2017	Change
Sales	$1,144	$1,190	(4%)
Operating income	122	129	(5%)
Operating margin rate	10.7%	10.8%
Technology Services first quarter 2018 sales decreased 4 percent due to the completion in 2017 of several programs in System Modernization and Services and Advanced Defense Services. These declines were partially offset by higher volume on several Global Logistics and Modernization programs, including the Special Electronic Mission Aircraft program.
Technology Services first quarter 2018 operating income decreased 5 percent and operating margin rate was comparable to the prior year period.
2018 Guidance
2018 financial guidance reflects the company's judgment based on the information available to the company at the time of this release. The government budget and appropriations processes can impact our customers, programs and financial results. Government budgets, appropriations, including the timing of appropriations, and the occurrence of continuing resolutions and government shutdowns can impact the company's ability to achieve 2018 guidance.
While the company currently expects its previously announced acquisition of Orbital ATK will close in the first half of this year, 2018 guidance does not reflect the pending acquisition. Additionally, 2018 guidance reflects only six months of interest on the $8.25 billion of debt issued in October 2017 to finance the acquisition. After the close of the acquisition, the company will update its financial guidance to reflect the acquisition.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2018 Financial Results	5

2018 Guidance
($ in millions, except per share amounts)	As of 1/25/18			As of 4/25/18

Sales	~27,000			~27,000

Segment operating margin %[1]	Low - mid 11%			Low - mid 11%

Total net FAS/CAS pension adjustment[2]	~940			~960

Unallocated corporate expenses	~250			~250

Operating margin %	~12%			~12%

Net interest expense[3]	~390			~390

Effective tax rate %	~19.5%			~18%

Diluted EPS	15.00	—	15.25	15.40	—	15.65

Capital expenditures	~1,000			~1,000

Free cash flow[1]	2,000	—	2,300	2,000	—	2,300

[1] Non-GAAP measure - see definitions at the end of this earnings release.
[2] Total Net FAS/CAS pension adjustment is presented as a single amount consistent with our historical presentation, and includes expected 2018 CAS pension cost of $875 million and FAS pension benefit of $85 million. In accordance with ASU No. 2017-07, $400 million of FAS (service-related) pension cost is reflected in operating income and $485 million of FAS (non-service) pension benefit is reflected below operating income. CAS pension cost continues to be recorded in operating income. See Schedule 4 for further information.

[3] Net Interest Expense (interest expense net of interest income) includes six months of net interest expense for $8.25 billion debt issued in October 2017 to finance the pending Orbital ATK acquisition, as well as a full year of estimated net interest expense for the company's remaining debt. Interest expense is presented as a single line item on the income statement and interest income is included in Other, net on the income statement.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2018 Financial Results	6

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on April 25, 2018. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, strike, and logistics and modernization to customers worldwide. Please visit www.northropgrumman.com and follow us on twitter, @NGCNews, for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “anticipate,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and/or cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (SEC). They include:

•	our dependence on the U.S. Government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. Government funding more broadly

•	investigations, claims, disputes, enforcement actions and/or litigation

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	our exposure to additional risks as a result of our international business, including risks related to geopolitical and economic factors, laws and regulations

•
the improper conduct of employees, agents, subcontractors, suppliers, business partners or joint ventures in which we participate and the impact on our reputation, our ability to do business, and our financial position, results of operations and/or cash flows

•	cyber and other security threats or disruptions faced by us, our customers or our suppliers and other partners

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of raw materials and components

•
changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. Government as to our compliance with such laws and regulations, and changes in our customers’ business practices globally

•	increased competition within our markets and bid protests

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports First Quarter 2018 Financial Results	7

•	the ability to maintain a qualified workforce

•
our ability to meet performance obligations under our contracts, including obligations that are technologically complex, require certain manufacturing expertise or are dependent on factors not wholly within our control

•	environmental matters, including unforeseen environmental costs and government and third party claims

•	natural and/or environmental disasters

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•	products and services we provide related to hazardous and high risk operations, which subject us to various environmental, regulatory, financial, reputational and other risks

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other post-retirement benefit plans and legislative or other regulatory actions impacting our pension, post-retirement and health and welfare plans

•
the satisfaction of conditions (including regulatory approvals) to and successful consummation of the pending acquisition of Orbital ATK; our ability successfully to integrate the Orbital ATK business and realize fully the anticipated benefits of the acquisition, without adverse consequences

•	our ability to exploit or protect intellectual property rights

•	our ability to develop new products and technologies and maintain technologies, facilities, and equipment to win new competitions and meet the needs of our customers

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities
Additional information regarding these risks and other important factors can be found in the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K and from time to time in our other filings with the SEC.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this earnings release is first issued or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended March 31
$ in millions, except per share amounts	2018	2017
Sales
Product	$4,289	$3,997
Service	2,446	2,413
Total sales	6,735	6,410
Operating costs and expenses
Product	3,265	2,983
Service	1,905	1,867
General and administrative expenses	711	698
Operating income	854	862
Other income (expense)
Interest expense	(143)	(75)
Net FAS (non-service) pension benefit (expense)	120	(18)
Other, net	40	19
Earnings before income taxes	871	788
Federal and foreign income tax expense	132	138
Net earnings	$739	$650

Basic earnings per share	$4.24	$3.72
Weighted-average common shares outstanding, in millions	174.3	174.8

Diluted earnings per share	$4.21	$3.69
Weighted-average diluted shares outstanding, in millions	175.4	176.1

Net earnings (from above)	$739	$650
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	86	99
Change in cumulative translation adjustment	(2)	4
Other, net	(1)	2
Other comprehensive income, net of tax	83	105
Comprehensive income	$822	$755

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	March 31, 2018	December 31, 2017
$ in millions
Assets
Cash and cash equivalents	$10,369	$11,225
Accounts receivable, net	1,241	1,054
Unbilled receivables, net	3,869	3,465
Inventoried costs, net	435	398
Prepaid expenses and other current assets	243	445
Total current assets	16,157	16,587
Property, plant and equipment, net of accumulated depreciation of $5,119 for 2018 and $5,066 for 2017	4,285	4,225
Goodwill	12,455	12,455
Deferred tax assets	474	447
Other non-current assets	1,424	1,414
Total assets	$34,795	$35,128

Liabilities
Trade accounts payable	$1,395	$1,661
Accrued employee compensation	1,204	1,382
Advance payments and amounts in excess of costs incurred	1,479	1,761
Other current liabilities	2,337	2,288
Total current liabilities	6,415	7,092
Long-term debt, net of current portion of $868 for 2018 and $867 for 2017	14,392	14,399
Pension and other post-retirement benefit plan liabilities	5,362	5,511
Other non-current liabilities	946	994
Total liabilities	27,115	27,996

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2018—174,382,256 and 2017—174,085,619	174	174
Paid-in capital	—	44
Retained earnings	13,205	11,632
Accumulated other comprehensive loss	(5,699)	(4,718)
Total shareholders’ equity	7,680	7,132
Total liabilities and shareholders’ equity	$34,795	$35,128

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31
$ in millions	2018	2017
Operating activities
Net earnings	$739	$650
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	122	104
Stock-based compensation	19	17
Deferred income taxes	(55)	(9)
Changes in assets and liabilities:
Accounts receivable, net	(187)	(317)
Unbilled receivables, net	(404)	(665)
Inventoried costs, net	(37)	(27)
Prepaid expenses and other assets	13	(53)
Accounts payable and other liabilities	(590)	(357)
Income taxes payable, net	197	152
Retiree benefits	(56)	86
Other, net	2	(20)
Net cash used in operating activities	(237)	(439)

Investing activities
Capital expenditures	(305)	(216)
Other, net	(2)	2
Net cash used in investing activities	(307)	(214)

Financing activities
Common stock repurchases	—	(229)
Cash dividends paid	(198)	(166)
Payments of employee taxes withheld from share-based awards	(79)	(90)
Net (payments to) proceeds from credit facilities	(14)	—
Other, net	(21)	—
Net cash used in financing activities	(312)	(485)
Decrease in cash and cash equivalents	(856)	(1,138)
Cash and cash equivalents, beginning of year	11,225	2,541
Cash and cash equivalents, end of period	$10,369	$1,403

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
PRELIMINARY PRO FORMA FINANCIAL INFORMATION
CONSOLIDATED OPERATING RESULTS HIGHLIGHTS
(Unaudited)

Effective January 1, 2018, we adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, and Accounting Standards Update (ASU) No. 2017-07, Compensation Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, using the full retrospective method. The adoption of these standards is reflected in our recast consolidated operating results highlights for each of the periods presented below.

	2016	2017				2017
	Total	Three Months Ended				Total
$ in millions, except per share amounts	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED
Sales	$24,508	$6,267	$6,375	$6,527	$6,634	$25,803
Segment operating income[1]	2,935	726	753	759	721	2,959
Segment operating margin rate[1]	12.0%	11.6%	11.8%	11.6%	10.9%	11.5%
Net FAS/CAS pension adjustment	316	136	137	172	149	594
Unallocated corporate expenses and other	(58)	(30)	(35)	(86)	(103)	(254)
Operating income	3,193	832	855	845	767	3,299
Operating margin rate	13.0%	13.3%	13.4%	12.9%	11.6%	12.8%
Interest expense	(301)	(75)	(76)	(73)	(136)	(360)
Other, net	31	16	28	13	53	110
Earnings before income taxes	2,923	773	807	785	684	3,049
Federal and foreign income tax expense	(723)	(133)	(255)	(140)	(506)	(1,034)
Effective income tax rate	24.7%	17.2%	31.6%	17.8%	74.0%	33.9%
Net earnings	$2,200	$640	$552	$645	$178	$2,015
Diluted EPS	12.19	3.63	3.15	3.68	1.01	11.47
Weighted average shares outstanding — Diluted	180.5	176.1	175.5	175.3	175.5	175.6

AS RECAST TO REFLECT ASC TOPICS 606 AND 715
Sales	$24,706	$6,410	$6,473	$6,569	$6,552	$26,004
Segment operating income[1]	2,864	741	759	756	647	2,903
Segment operating margin rate[1]	11.6%	11.6%	11.7%	11.5%	9.9%	11.2%
Net FAS (service)/CAS pension adjustment	457	154	154	170	160	638
Unallocated corporate expenses and other	(52)	(33)	(40)	(89)	(103)	(265)
Operating income	3,269	862	873	837	704	3,276
Operating margin rate	13.2%	13.4%	13.5%	12.7%	10.7%	12.6%
Interest expense	(301)	(75)	(76)	(73)	(136)	(360)
Net FAS (non-service) pension (expense) benefit	(141)	(18)	(17)	2	(11)	(44)
Other, net	28	19	32	16	57	124
Earnings before income taxes	2,855	788	812	782	614	2,996
Federal and foreign income tax expense	(699)	(138)	(257)	(139)	(467)	(1,001)
Effective income tax rate	24.5%	17.5%	31.7%	17.8%	76.1%	33.4%
Net earnings	$2,156	$650	$555	$643	$147	$1,995
Diluted EPS	11.94	3.69	3.16	3.67	0.84	11.36
Weighted average shares outstanding — Diluted	180.5	176.1	175.5	175.3	175.5	175.6

[1]	Non-GAAP measure — see definitions at the end of this earnings release.

SCHEDULE 5
NORTHROP GRUMMAN CORPORATION
PRELIMINARY PRO FORMA FINANCIAL INFORMATION
SEGMENT OPERATING RESULTS
(Unaudited)

Effective January 1, 2018, we adopted Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers, using the full retrospective method. The adoption of ASC 606 is reflected in our recast segment operating results for each of the periods presented below.

	2016	2017				2017
	Total	Three Months Ended				Total
$ in millions	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year
AS REPORTED
Sales
Aerospace Systems	$10,828	$2,898	$2,970	$3,082	$3,005	$11,955
Mission Systems	10,928	2,739	2,781	2,837	3,025	11,382
Technology Services	4,825	1,194	1,175	1,183	1,198	4,750
Intersegment eliminations	(2,073)	(564)	(551)	(575)	(594)	(2,284)
Total	24,508	6,267	6,375	6,527	6,634	25,803

Segment operating income[1]
Aerospace Systems	1,236	312	315	334	298	1,259
Mission Systems	1,445	353	374	363	363	1,453
Technology Services	512	131	134	133	126	524
Intersegment eliminations	(258)	(70)	(70)	(71)	(66)	(277)
Total	$2,935	$726	$753	$759	$721	$2,959

AS RECAST TO REFLECT ASC TOPIC 606
Sales
Aerospace Systems	$10,853	$2,984	$3,003	$3,125	$3,019	$12,131
Mission Systems	11,161	2,800	2,859	2,836	2,975	11,470
Technology Services	4,765	1,190	1,162	1,183	1,152	4,687
Intersegment eliminations	(2,073)	(564)	(551)	(575)	(594)	(2,284)
Total	24,706	6,410	6,473	6,569	6,552	26,004

Segment operating income[1]
Aerospace Systems	1,198	323	320	344	302	1,289
Mission Systems	1,468	359	384	359	340	1,442
Technology Services	456	129	125	124	71	449
Intersegment eliminations	(258)	(70)	(70)	(71)	(66)	(277)
Total	$2,864	$741	$759	$756	$647	$2,903

[1]	Non-GAAP measure — see definitions at the end of this earnings release.

Northrop Grumman Reports First Quarter 2018 Financial Results	13

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. Definitions for the non-GAAP measures are provided below and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of the release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Segment operating income: Total earnings from our three segments, including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP. Segment operating income is reconciled in Table 1.
Segment operating margin rate: Segment operating income as defined above, and reconciled in Table 1, divided by sales. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. This measure should not be considered in isolation or as an alternative to operating results presented in accordance with GAAP.
Free cash flow: Net cash used in operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating cash flows presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media